                                                              Exhibit 23.1




                           CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
National Semiconductor Corporation:


We consent to incorporation by reference in the Post-Effective Amendment No. 3 on Form S-8 to the Form S-4 Registration Statement of National Semiconductor Corporation and subsidiaries, of our report dated June 4, 1997, except as to Note 15, which is as of July 28, 1997, relating to the consolidated balance sheets of National Semiconductor Corporation and subsidiaries as of May 25, 1997, and May 26, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended May 25, 1997 and the related financial statement schedule, which report appears on page 53 of the 1997 Annual Report on Form 10-K of National Semiconductor Corporation. Our report refers to a change in the method of accounting for depreciation in fiscal 1996.

                                /s/ KPMG PEAT MARWICK LLP


San Jose, California
November 17, 1997